Exhibit 10.16.1

THE FRESH MARKET HOLDINGS, INC.

c/o Apollo Management VIII, L.P.

9 West 57th Street

New York, NY 10019

September 24, 2021

James Heaney

Re: Amendment of Option (Grant Date: September 3, 2020)

Dear Jim:

This letter (the “Amendment”) is entered into to modify the terms of the Option granted to you pursuant to that certain Grant Letter, dated September 4, 2020, by and between The Fresh Market Holdings, Inc. (formerly known as Pomegranate Parent Holdings, Inc.) (the “Company”) and you (the “Grant Letter”). The Option was granted pursuant to the Company’s Stock Option Plan (the “Plan”), and the Option and underlying Shares are subject in all respects to the provisions of the Plan. Capitalized terms not otherwise defined in the text are defined in the Plan.

1.	Amendment to Grant Letter. Pursuant to Section 11 of the Plan, the Grant Letter is hereby amended as follows:

•	Section 2 (Vesting) is deleted in its entirety and replaced with the following:

“The Option shall vest upon, and only upon, a Change in Control that occurs before April 16, 2022.”

•	Section 4 (Termination of the Option) is deleted in its entirety and replaced with the following:

“The Option shall terminate on the earliest of (i) April 16, 2022 if no Change in Control has occurred prior to such date, (ii) the seventh anniversary of the Grant Date set forth above, and (iii) cancellation, termination or expiration of the Option pursuant to action taken by the Committee in accordance with Section 7 of the Plan.”

2.

Miscellaneous. The Grant Letter, as modified by this Amendment, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Grant Letter, except as such rights are expressly modified hereby.

Please indicate your acceptance of this Amendment by signing and returning a copy of this letter.

Sincerely,

THE FRESH MARKET HOLDINGS, INC.

By:	/s/ Jason Potter
Name:	Jason Potter
Title:	Authorized Signatory

/s/ James Heaney
Name:	James Heaney